Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2025 relating to the consolidated financial statements appearing in the Prospectus dated October 7, 2025 filed with the Commission on October 9, 2025 (File No. 333-285771) pursuant to Rule 424(b)(4) under the Securities Act of Pomdoctor Limited for the years ended December 31, 2023 and 2024.

/s/ Marcum Asia CPAs LLP

New York, New York

November 5, 2025

NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York ● 10001

Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumasia.com